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                                                                     EXHIBIT 5.1

                          [Latham & Watkins Letterhead]

                               September 17, 2001

TiVo Inc.
2160 Gold Street
P.O. Box 2160
Alviso, California  95002

Ladies and Gentlemen:

         In connection with the registration of 13,000,000 additional shares of common stock of the Company, par value $0.001 per share (the "Shares") issuable under the Company's 1999 Equity Incentive Plan, the Company's 1999 Non-Employee Directors' Stock Option Plan, and the Company's 1999 Employee Stock Purchase Plan, (collectively, the "Plans"), under the Securities Act of 1933, as amended (the "Act"), by TiVo Inc., a Delaware corporation (the "Company"), on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 17, 2001, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, it is our opinion that the Shares to be issued under the Plans have been duly authorized, and, upon issuance and delivery of the Shares, in the manner contemplated by the Plans and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plans, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement.



                                         Very truly yours,

                                         /s/ Latham & Watkins

                                         LATHAM & WATKINS